Amendment to Separation Agreement

This Amendment (this "Amendment") to that certain Separation Agreement (the "Agreement"), dated as of January 15, 2013, by and among GroveWare Technologies Ltd. ("GroveWare"), a Nevada corporation, W. Scott Boyes ("Boyes") and Boyes, LLC, a Delaware limited liability company is made effective as of this 12th day of February, 2013 (the "Amendment Effective Date").

WITNESSETH:

WHEREAS , the parties desire to amend the Agreement so that Hrair Achkarian ("Achkarian") instead of GroveWare will be issuing Boyes 500,000 shares as consideration under the Agreement.

NOW, THEREFORE , in consideration of the foregoing and of the promises, agreements, representations, warranties, and covenants herein contained, and intended to continue to be bound to the Agreement, as amended by this Amendment, the parties hereby agree as follows:

1 . Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2 . Section 2 of the Agreement is hereby amended to replace Achkarian for the company in the issuance of the 500,000 shares as follows:

2. Payments. The Company, Achkarian and Boyes hereby agree that Achkarian shall , in exchange for the release contained herein, issue to Boyes five hundred thousand (500,000) shares of the Company's common stock within five (5) business days of the date ofthis Amendment.

[the remainder of this paragraph shall remain unchanged]

3 . All other terms and conditions under the Agreement not otherwise amended, modified or affected by this Amendment shall continue to be in effect and bind the parties. The Agreement or this Amendment may only be modified with prior written agreement from both parties.

IN WITNESS WHEREOF , the parties hereto have caused this Amendment to be duly executed on the last date written below, effective as of the Amendment Effective Date.

GROVEWARE TECHNOLOGIES LTD.	BOYES, LLC
By: /s/ Hrair Achkarian Name: Hrair Achkarian Title: Chief Executive Officer Name: Hrair Achkarian	By: /s/ W. Scott Boyes Name: W. Scott Boyes Title: President Name: W. Scott Boyes